EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-70030) pertaining to the Starcraft Automotive Corporation Stock Incentive Plan, in the Registration Statements (Form S-8 No. 333-28247 and 333-30052) pertaining to the Starcraft Corporation 1997 Stock Incentive Plan and in the Registration Statement (Form S-2 No. 333-96989) pertaining to shares of common stock issued upon exercise of certain warrants and options of our report dated November 7, 2003, with respect to the consolidated financial statements of Starcraft Corporation and Subsidiaries included in the Annual Report (Form 10-K as amended) for the years ended September 28, 2003, September 29, 2002 and September 30, 2001.


                                             /s/ Crowe Chizek and Company LLC

                                             Crowe Chizek and Company LLC


Elkhart, Indiana
December 5, 2003